UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010
SONOCO PRODUCTS COMPANY
Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
     Item 7.01 Regulation FD Disclosure.
As a result of the negotiations referred to in Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2010, under the caption “Other Items,” the Company has been advised by one of its Flexible Packaging customers that its current contract to provide certain packaging will not be renewed in its entirety. According to the customer, the business loss will be phased out over the next two years. As a result, the Company will take a noncash, after-tax asset impairment charge of approximately $8 million in the third quarter of 2010. The expected loss of business will not impact current year sales or base earnings.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY
Date: October 7, 2010	By:	/s/ C.J. Hupfer
C.J. Hupfer
SeniorVice President and Chief Financial Officer

3